Howard & Howard Attorneys, P.C.
1400 N. Woodward Avenue, Suite 101
Bloomfield Hills, Michigan 48304-2856
(810) 645-1483

September 24, 1997


Empire Banc Corporation
1227 E. Front Street
Traverse City, Michigan  49686

Attention:  William T. Fitzgerald, Jr.

Greetings:

We have acted as counsel to Empire Banc Corporation (the "Company") in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, relating to the registration of (a) up to 50,000 shares of the Company's Common Stock, par value $5.00 per share, plus an equal number of Rights to purchase shares of Registration Series A Junior Participating Preferred Stock, to be issued and sold to participants in the Empire Banc Corporation Savings, Investment and Retirement Plan (the "Plan") and (b) an indeterminable amount of interests of participation in the Plan (the "Plan Interests").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates, and other documents and conducted interviews with officers as we considered necessary or appropriate for the purpose of this opinion.

It is our opinion that, when the Registration Statement has become effective in accordance with applicable law, (1) the 50,000 shares of the Company's Common Stock to be registered, when issued or sold pursuant to and in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable and (2) the Plan Interests, being registered, when issued pursuant to and in accordance with the terms of the Plan, will be validly issued.

We hereby consent to the filing of this opinion and to the reference to Howard & Howard in Exhibit 5 to the Registration Statement.










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This opinion is rendered pursuant to Item 8 of Form S-8 and Item 601 of
Regulation S-K may be relied upon only by the Company and the Securities and Exchange Commission and may not be used, quoted or referred to and/or filed with any other person without our prior written permission.

                                       Very truly yours,

                                       HOWARD & HOWARD ATTORNEYS, P.C.

                                       /s/ Melanie Mayo West
                                       _____________________
                                       Melanie Mayo West